Putnam Intermediate -Term Municipal income Fund (ND5) (0081)
Incorporations by Reference for periods 11/30/14-5/31/15

1.  Sub Management Contract between Putnam Investment Management,
LLC
and Putnam Investments Limited dated February 27, 2014; schedule
A
dated November 20, 2014    Incorporated by reference to Post
Effective
Amendment No. 210 to the Registrants Registration Statement filed on
May 26, 2015.